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FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:
DAVID MARGULIES/JIM LAWRENCE (214) 368-0909


      AMERISERVE CLOSES SALE OF CHICAGO CONSOLIDATED CORPORATION


      DALLAS (Nov. 14, 2000) - AmeriServe Food Distribution, Inc. announced today it has closed the sale of its redistribution company, Chicago Consolidated Corporation (CCC), to Consolidated Distribution Corporation. The sale price was approximately $11.3 million, after adjustments for inventory levels.

      AmeriServe, headquartered in Addison, Texas, a suburb of Dallas, is a nationwide distributor specializing in chain restaurants, serving leading quick service systems such as KFC, Long John Silver's, Pizza Hut and Taco Bell.

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